SCHEDULE 14C INFORMATION
          Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

          Check the appropriate box:

          [ ]  Preliminary Information Statement

          [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

          [X]  Definitive Information Statement

                              APPALACHIAN POWER COMPANY
                   (Name of Registrant As Specified in Its Charter)

          Payment of Filing Fee (Check the appropriate box):

          [X]  No fee required.

          [ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

               1) Title of each class of securities to which transaction applies:______________________________________________

               2) Aggregate number of securities to which transaction applies:______________________________________________

               3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                    ______________________________________________________

               4)   Proposed maximum aggregate value of transaction:
                    ______________________________________________________

               5)   Total fee paid:
                    ______________________________________________________

          [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

               1)   Amount Previously Paid:_______________________________

               2)   Form, Schedule or Registration Statement No.:_________

               3)   Filing Party:_________________________________________

               4)   Date Filed:___________________________________________




                              APPALACHIAN POWER COMPANY
                                40 Franklin Road, S.W.
                               Roanoke, Virginia 24011



                       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


          TO THE STOCKHOLDERS OF
              APPALACHIAN POWER COMPANY:


               The annual meeting of the stockholders of Appalachian Power Company will be held on Tuesday, April 22, 1997, at 11:00 a.m. at the principal office of American Electric Power Service Corporation, 1 Riverside Plaza, Columbus, Ohio, for the following purposes:

               1. To elect seven directors of the Company to hold office for one year or until their successors are elected and qualified; and

               2. To transact such other business (none known as of the date of this notice) as may legally come before the meeting or any adjournment thereof.

               Only holders of record of Common Stock and certain issues of Cumulative Preferred Stock, no par value, at the close of business on March 7, 1997 are entitled to notice of and to vote at the annual meeting.

               THERE WILL BE NO SOLICITATION OF PROXIES BY THE BOARD OF DIRECTORS OF THE COMPANY.


                                                   JOHN F. DI LORENZO, JR.,
                                                                  Secretary


          March 27, 1997




                                INFORMATION STATEMENT


               This information statement is being furnished in connection with the annual meeting of stockholders of Appalachian Power Company (the "Company"), to be held on Tuesday, April 22, 1997 at 11:00 a.m. at the principal office of American Electric Power Service Corporation, 1 Riverside Plaza, Columbus, Ohio.

               WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

          Voting at Meeting

               On March 7, 1997, the date for determining stockholders entitled to notice of and to vote at the meeting, there were 198,586 shares of Cumulative Preferred Stock and 13,499,500 shares of Common Stock outstanding.

               Each holder of Cumulative Preferred Stock (except holders of the 5.90%, 5.92%, 7.80% and 6.85% Cumulative Preferred Stock) and each holder of Common Stock has the right to one vote for each share standing in such holder's name on the books of the Company at the close of business on March 7, 1997 for the election of directors and on any other business which may come before the meeting. Holders of Cumulative Preferred Stock issued by the Company on or after June 1, 1977 are not entitled to notice of, or to vote at, the meeting.

          Principal Stockholders

               American Electric Power Company, Inc. ("AEP"), 1 Riverside Plaza, Columbus, Ohio 43215, a registered public utility holding company under the Public Utility Holding Company Act of 1935, owns all of the Company's outstanding Common Stock. The Common Stock represents approximately 98.5% of the combined voting power of the capital stock of the Company entitled to vote at the meeting. Management of the Company does not know of any person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) who beneficially owns more than 5% of the Cumulative Preferred Stock of the Company entitled to vote at the meeting.

               AEP also owns, directly or indirectly, all of the common stock of the other companies which constitute the American Electric Power System (the "AEP System"). The AEP System is an integrated electric utility system and, as a result, the member companies of the AEP System, including the Company, have contractual, financial and other business relationships with the other member companies, such as participation in the AEP System savings and retirement plans and tax returns; sales of electricity; sales, transportation and handling of fuel; sales or rentals of property; and interest or dividend payments on the securities held by the companies' respective parents. American Electric Power Service Corporation (the "Service Corporation"), a wholly-owned subsidiary of AEP, renders management, advisory, engineering and other similar services at cost to the principal operating companies of the AEP System, including the Company.

                                ELECTION OF DIRECTORS

               Seven directors are to be elected to hold office for one year or until their successors are elected and qualify. The Company has been informed that AEP will nominate, and cast the votes of all of the outstanding shares of Common Stock for, the persons named below. In the event that any of such persons should unexpectedly be unable to stand for election, AEP has informed the Company that it will cast its votes for a substitute chosen by the Board of Directors of the Company and approved by AEP.

               The following brief biographies of the nominees include their ages as of March 15, 1997, an account of their business experience and the names of certain publicly-held corporations of which they are also directors.

                    Name        Age           Business Experience

           PETER J. DEMARIA     62    Vice president and controller of  the
                                      Company,   controller  of   AEP   and
                                      executive       vice       president-
                                      administration  and chief  accounting
                                      officer of  the Service  Corporation.
                                      Joined  the  Service  Corporation  in
                                      1959, became  an assistant  treasurer
                                      in 1969, assistant vice president  in
                                      1971,   vice   president   in   1974,
                                      treasurer and  senior vice  president
                                      in  1978  and  assumed  his   present
                                      position     with     the     Service
                                      Corporation   in   1984.       Became
                                      treasurer  of the Company in 1978 and
                                      assumed  his   present  position   in
                                      1995.    Has been  a director  of the
                                      Company   since   1988  and   a  vice
                                      president   since   1991.      Became
                                      treasurer of AEP in 1978  and assumed
                                      his  present  position  in  1995.   A
                                      director  of  AEP and  certain  other
                                      AEP System companies.

           E. LINN DRAPER, JR.  55    Chairman  of  the  board  and   chief
                                      executive  officer  of  the  Company,
                                      chairman of the board, president  and
                                      chief  executive  officer of  AEP and
                                      the Service Corporation.  Joined  the
                                      Service   Corporation  in   1992   as
                                      president    and    chief   operating
                                      officer  and   assumed  his   present
                                      position in  1993.   President of AEP
                                      and  vice  president and  director of
                                      the Company from 1992 until  assuming
                                      his  present positions in 1993.  From
                                      1987 until 1992 was  chairman of  the
                                      board, president and  chief executive
                                      officer  of  Gulf   States  Utilities
                                      Company,   an  unaffiliated  electric
                                      utility.  A director of  the Company,
                                      AEP,   certain   other   AEP   System
                                      companies and  BCP Management,  Inc.,
                                      which  is  the  general  partner   of
                                      Borden Chemicals and Plastics L.P.

           HENRY W. FAYNE       50    Senior    vice    president-corporate
                                      planning   and   budgeting   of   the
                                      Service  Corporation.     Joined  the
                                      Service Corporation  in 1974,  became
                                      assistant    controller   in    1978,
                                      controller  in 1984,  vice  president
                                      and  controller in  1988, senior vice
                                      president  in  1993 and  assumed  his
                                      present   position   in  1995.      A
                                      director of certain other AEP  System
                                      companies.

           WILLIAM J. LHOTA     57    President    and   chief    operating
                                      officer of the Company and  executive
                                      vice   president   of   the   Service
                                      Corporation.     Joined  Ohio   Power
                                      Company,  a  subsidiary  of  AEP,  in
                                      1965,  was   president  of   Columbus
                                      Southern Power Company,  a subsidiary
                                      of AEP,  from 1987  until 1989,  when
                                      he became  executive vice  president-
                                      operations     of     the     Service
                                      Corporation.    Assumed  his  present
                                      position     with     the     Service
                                      Corporation in  1993.   Became a vice
                                      president of the  Company in 1989 and
                                      assumed  his   present  position   in
                                      1996.   Has  been  a director  of the
                                      Company since  1990.   A director  of
                                      certain other  AEP System  companies,
                                      Huntington  Bancshares   Incorporated
                                      and      State     Auto     Financial
                                      Corporation.

           G. P. MALONEY        64    Vice  president of  the Company, vice
                                      president  and  secretary of  AEP and
                                      executive    vice     president-chief
                                      financial  officer  of   the  Service
                                      Corporation.    Joined   the  Service
                                      Corporation    in    1955,     became
                                      controller in  1965, vice  president-
                                      finance   in   1970,    senior   vice
                                      president-finance    in   1974    and
                                      assumed  his  present  position  with
                                      the  Service  Corporation   in  1991.
                                      Has   been   a  vice   president  and
                                      director  of the  Company since 1970.
                                      Became  a vice  president of  AEP  in
                                      1974 and  secretary of  AEP in  1994.
                                      A director of AEP  and certain  other
                                      AEP System companies.

           JAMES J. MARKOWSKY   52    Vice  president  of the  Company  and
                                      executive    vice     president-power
                                      generation     of     the     Service
                                      Corporation.    Joined   the  Service
                                      Corporation  in  1971  as  a   senior
                                      engineer,   became   assistant   vice
                                      president-mechanical  engineering  in
                                      1984,  senior   vice  president   and
                                      chief  engineer  in  1988,  executive
                                      vice    president-engineering     and
                                      construction in 1993 and assumed  his
                                      present position  in February,  1996.
                                      Became a  director of  the Company in
                                      1993 and  a  vice  president  of  the
                                      Company  in  1995.    A  director  of
                                      certain other AEP System companies.

           JOSEPH H. VIPPERMAN  56    Vice  president  of the  Company  and
                                      executive    vice    president-energy
                                      delivery of the  Service Corporation.
                                      Joined   the    Company   in    1962,
                                      transferred     to    the     Service
                                      Corporation and became  controller in
                                      1978,  vice  president in  1980,  was
                                      executive  vice  president-operations
                                      from  1984 until 1989 and assumed his
                                      present  position  with  the  Service
                                      Corporation in  1996.  Became a  vice
                                      president  of  the Company  in  1985,
                                      executive  vice  president  in  1989,
                                      was  president  from 1990  until 1995
                                      and  assumed his  present position in
                                      1996.   Has  been  a  director  since
                                      1985.

               Messrs.  DeMaria,  Draper,  Lhota,  Maloney,  Markowsky  and
          Vipperman are directors of Columbus Southern Power Company ("CSPCo"), Indiana Michigan Power Company ("I&M"), Kentucky Power Company ("Kentucky") and Ohio Power Company ("Ohio"), all of which are subsidiaries of AEP and have one or more classes of publicly held preferred stock or debt securities. Mr. Fayne is a director of CSPCo and Ohio. Messrs. DeMaria, Draper, Fayne, Lhota, Maloney and Markowsky are also directors of AEP Generating Company, another subsidiary of AEP.

                                    OTHER BUSINESS

               Management does not intend to bring any matters before the meeting other than the election of directors and does not know of any matters that will be brought before the meeting by others.

                                EXECUTIVE COMPENSATION

               Certain executive  officers of the Company  are employees of the Service Corporation. The salaries of these executive officers are paid by the Service Corporation and a portion of their salaries has been allocated and charged to the Company. The following table shows for 1996, 1995 and 1994 the compensation earned from all AEP System companies by the chief executive officer and the four other most highly compensated executive officers (as defined by regulations of the Securities and Exchange Commission) of the Company at December 31, 1996.

                              SUMMARY COMPENSATION TABLE
                                                                     Long-Term
                                           Annual Compensation      Compensation

                                                                      Payouts          All Other
                                            Salary      Bonus                        Compensation
      Name and Principal Position   Year     ($)       ($)(1)    LTIP Payouts($)(1)     ($)(2)
     E.   Linn   Draper,   Jr.   -  1996    720,000    281,664        675,903           31,990
     Chairman  of  the  board  and  1995    685,000    236,325        334,851           30,790
     chief  executive  officer  of  1994    620,000    209,436        137,362           29,385
     the Company;  chairman of the
     board,  president  and  chief
     executive officer  of AEP and
     the    Service   Corporation;
     chairman  of  the  board  and
     chief  executive  officer  of
     other AEP System companies

     Peter   J.  DeMaria   -  Vice  1996    360,000    140,832        290,825           21,190
     president,   controller   and  1995    330,000    113,850        143,829           20,050
     director   of  the   Company;  1994    305,000    103,029         59,032           18,750
     controller  and  director  of
     AEP;      executive      vice
     president-administration  and
     chief accounting officer  and
     director   of   the   Service
     Corporation;  vice president,
     controller  and  director  of
     other AEP System companies

     G.   P.    Maloney   -   Vice  1996    360,000    140,832        286,288           21,190
     president and director of the  1995    330,000    113,850        141,582           20,060
     Company;    vice   president,  1994    300,000    101,340         58,094           19,745
     secretary  and  director   of
     AEP;      executive      vice
     president-chief     financial
     officer  and director  of the
     Service   Corporation;   vice
     president  and   director  of
     other AEP System companies

     William J. Lhota - President,  1996    320,000    125,184        263,114           19,690
     chief  operating officer  and  1995    300,000    103,500        132,592           19,140
     director   of   the  Company;  1994    280,000     94,584         54,409           19,185
     executive vice  president and
     director   of   the   Service
     Corporation; president, chief
     operating     officer     and
     director of  other AEP System
     companies

     James  J.  Markowsky  -  Vice  1996    303,000    118,534        254,535           19,480
     president and director of the  1995    285,000     98,325        126,599           17,515
     Company;    executive    vice  1994    267,000     90,193         51,930           14,755
     president-power    generation
     and  director of  the Service
     Corporation;  vice  president
     and  director  of  other  AEP
     System companies

    ___________
          (1) Amounts in the "Bonus" column reflect payments under the Management Incentive Compensation Plan for performance measured for each of the years ended December 31, 1994, 1995 and 1996. Payments are made in March of the subsequent year. Amounts for 1996 are estimates but should not change significantly.

               Amounts in the "Long-Term Compensation" column reflect performance share units earned under the Performance Share Incentive Plan (which became effective January 1, 1994) for the one-, two- and three-year performance periods ending December 31, 1994, 1995 and 1996, respectively. The one- and two-year performance periods were transition performance periods.

               See below under "Long-Term Incentive Plans - Awards in 1996" and page 10 for additional information.

          (2) For 1996, includes (i) employer matching contributions under the AEP System Employees Savings Plan: Dr. Draper, $3,600; Mr. DeMaria, $3,175; Mr. Maloney, $4,500; Mr. Lhota, $4,500;
               and Dr. Markowsky, $3,235; (ii) employer matching contributions under the AEP System Supplemental Savings Plan (which became effective January 1, 1994), a non-qualified plan designed to supplement the AEP Savings Plan:
               Dr. Draper, $18,000; Mr. DeMaria, $7,625; Mr. Maloney, $6,300; Mr. Lhota, $4,800; and Dr. Markowsky, $5,855; and
               (iii) subsidiary companies director fees: $10,390 for each of the named executive officers.

                      Long-Term Incentive Plans - Awards In 1996

               Each of the awards set forth below establishes performance share unit targets, which represent units equivalent to shares of Common Stock, pursuant to AEP's Performance Share Incentive Plan. Since it is not possible to predict future dividends and the price of AEP Common Stock, credits of performance share units in amounts equal to the dividends that would have been paid if the performance share unit targets were established in the form of shares of Common Stock are not included in the table.

               The ability to earn performance share unit targets is tied to achieving specified levels of total shareholder return ("TSR") relative to the S&P Electric Utility Index. Notwithstanding AEP's TSR ranking, no performance share unit targets are earned unless AEP shareholders realize a positive TSR over the relevant three-year performance period. The Human Resources Committee may, at its discretion, reduce the number of performance share unit targets otherwise earned. In accordance with the performance goals established for the periods set forth below, the threshold, target and maximum awards are equal to 25%, 100% and 200%, respectively, of the performance share unit targets. No payment will be made for performance below the threshold.

               Payments of earned awards are deferred in the form of restricted stock units (equivalent to shares of AEP Common Stock) until the officer has met the equivalent stock ownership target discussed in the Human Resources Committee Report. Once officers meet and maintain their respective targets, they may elect either to continue to defer or to receive further earned awards in cash and/or Common Stock.


                                                              Estimated Future Payouts of
                                                             Performance Share Units Under
                                                               Non-Stock Price-Based Plan

                                           Performance
                             Number of    Period Until
                            Performance    Maturation     Threshold      Target      Maximum
             Name           Share Units     or Payout        (#)           (#)         (#)
       E. L. Draper, Jr.       7,339        1996-1998       1,835        7,339        14,678

       P. J. DeMaria           3,211        1996-1998         803        3,211         6,422

       G. P. Maloney           3,211        1996-1998         803        3,211         6,422

       W. J. Lhota             2,854        1996-1998         714        2,854         5,708

       J. J. Markowsky         2,702        1996-1998         676        2,702         5,404

                                        Retirement Benefits

               The American Electric Power System Retirement Plan provides pensions for all employees of AEP System companies (except for employees covered by certain collective bargaining agreements), including the executive officers of the Company. The Retirement Plan is a noncontributory defined benefit plan.

               The following table shows the approximate annual annuities under the Retirement Plan that would be payable to employees in certain higher salary classifications, assuming retirement at age 65 after various periods of service.

                                  PENSION PLAN TABLE
                                             Years of Accredited Service
     Highest Average
     Annual Earnings     15         20         25         30         35         40         45
     $  300,000       $ 69,795   $ 93,060   $116,325   $139,590   $162,855   $182,805   $202,755

        400,000         93,795    125,060    156,325    187,590    218,855    245,455    272,055

        500,000        117,795    157,060    196,325    235,590    274,855    308,105    341,355

        700,000        165,795    221,060    276,325    331,590    386,855    433,405    479,955

        900,000        213,795    285,060    356,325    427,590    498,855    558,705    618,555

      1,200,000        285,795    381,060    476,325    571,590    666,855    746,655    826,455

               The amounts shown in the table are the straight life annuities payable under the Retirement Plan without reduction for the joint and survivor annuity. Retirement benefits listed in the table are not subject to any deduction for Social Security or other offset amounts. The retirement annuity is reduced 3% per year in the case of retirement between ages 60 and 62 and further reduced 6% per year in the case of retirement between ages 55 and
          60. If an employee retires after age 62, there is no reduction in the retirement annuity.

               AEP maintains a supplemental retirement plan which provides for the payment of benefits that are not payable under the Retirement Plan due primarily to limitations imposed by Federal tax law on benefits paid by qualified plans. The table includes supplemental retirement benefits.

               Compensation upon  which retirement benefits  are based, for the executive officers named in the Summary Compensation Table above, consists of the average of the 36 consecutive months of the officer's highest aggregate salary and Management Incentive Compensation Plan awards, shown in the "Salary" and "Bonus" columns, respectively, of the Summary Compensation Table, out of the officer's most recent 10 years of service. As of December 31, 1996, the number of full years of service applicable for retirement benefit calculation purposes for such officers were as follows: Dr. Draper, four years; Mr. DeMaria, 37 years; Mr. Maloney, 41 years; Mr. Lhota, 32 years; and Dr. Markowsky, 25 years.

               Dr. Draper has a contract with AEP and the Service Corporation which provides him with a supplemental retirement annuity that credits him with 24 years of service in addition to his years of service credited under the Retirement Plan less his actual pension entitlement under the Retirement Plan and any pension entitlement from the Gulf States Utilities Company Trusteed Retirement Plan, a plan sponsored by his prior employer.

               Fourteen AEP System employees (including Messrs. DeMaria, Maloney and Lhota and Dr. Markowsky) whose pensions may be adversely affected by amendments to the Retirement Plan made as a result of the Tax Reform Act of 1986 are eligible for certain supplemental retirement benefits. Such payments, if any, will be equal to any reduction occurring because of such amendments. Assuming retirement in 1997 of the executive officers named in the Summary Compensation Table, only Mr. Maloney would be affected and his annual supplemental benefit would be $2,361.

               AEP made available a voluntary deferred-compensation program in 1982 and 1986, which permitted certain members of AEP System management to defer receipt of a portion of their salaries. Under this program, a participant was able to defer up to 10% or 15% annually (depending on the terms of the program offered), over a four-year period, of his or her salary, and receive supplemental retirement or survivor benefit payments over a 15-year period. The amount of supplemental retirement payments received is dependent upon the amount deferred, age at the time the deferral election was made, and number of years until the participant retires. The following table sets forth, for the executive officers named in the Summary Compensation Table, the amounts of annual deferrals and, assuming retirement at age 65, annual supplemental retirement payments under the 1982 and 1986 programs.

                                 1982 Program              1986 Program

                                          Annual                    Annual
                                        Amount of                  Amount of
                             Annual    Supplemental    Annual    Supplemental
                             Amount     Retirement     Amount     Retirement
                            Deferred     Payment      Deferred      Payment
                            (4-Year      (15-Year     (4-Year      (15-Year
           Name             Period)      Period)      Period)       Period)
           P. J. DeMaria     $10,000      $52,000     $13,000       $53,300

           G. P. Maloney     15,000       67,500       16,000        56,400

          AEP  BOARD   HUMAN  RESOURCES  COMMITTEE   REPORT  ON   EXECUTIVE
          COMPENSATION

               The Human Resources Committee of the Board of Directors regularly reviews executive compensation policies and practices and evaluates the performance of management in the context of AEP's performance. None of the members of the Committee is or has been an officer or employee of any AEP System company or receives remuneration from any AEP System company in any capacity other than as a director.

               The Human Resources Committee recognizes that the executive officers are charged with managing a $16 billion, multi-state electric utility during challenging times and with addressing many difficult and complex issues.

               AEP's executive compensation program is designed to maximize shareholder value, to support the implementation of AEP's business strategy and to improve both corporate and personal performance. The Committee's compensation policies supporting this program are:

               * Pay for performance, motivating both short- and long-term performance. Compensation for short- and long-term performance focuses on meeting specified corporate performance goals and the long-term interests of shareholders, respectively.

               * Require a significant amount of compensation for senior executives to be "at risk," variable incentive compensation versus fixed or base pay - with much of this risk similar to the risk experienced by other AEP shareholders.

               * Enhance AEP's ability to attract, retain, reward, motivate and encourage the development of exceptionally knowledgeable, highly qualified and experienced executives through compensation opportunities.

               * Target compensation levels at rates that are reflective of current market practices to maintain a stable, successful management team.

               The Committee  also considers management's  responses to the impact of increased competition and other significant changes in the rapidly evolving electric utility industry. It is the
          Committee's opinion that, in this ever-changing environment, Dr. Draper and the senior management team must continue to develop effectively and implement strategies to position AEP for the future. This includes AEP's development of unregulated business activities and proposals and initiatives in connection with the industry's transition to competition. The success of these efforts and their benefits to AEP cannot be precisely measured, but the Committee believes they are vital to AEP's continuing success.

           Stock Ownership Guidelines. The AEP Board of Directors, upon the Committee's recommendation, underscored the importance of linking executive and shareholder interests by adopting in December 1994 stock ownership guidelines for senior management participants in the Performance Share Incentive Plan. The Committee and senior management believe that linking a significant portion of an executive's current and potential future net worth to AEP's success, as reflected in the stock price, gives the executive a stake similar to that of AEP's owners and further encourages long-term management for the benefit of those owners.

          Under the guidelines, the target ownership of AEP Common Stock is directly related to the officer's corporate position with the greatest ownership target for the chief executive officer. The target for the CEO is 45,000 shares, which was equivalent to approximately three times his then annual base salary. The targets for the other four officers named in the Summary Compensation Table are 15,000 shares each, equivalent to approximately 1.5 times their then annual base salary. Each officer is expected to achieve the ownership target within a period of five years commencing on January 1, 1995. Common Stock equivalents earned through the Management Incentive Compensation Plan, Senior Officer Annual Incentive Compensation Plan and Performance Share Incentive Plan, described below, are included in determining compliance with the ownership targets. As of January 1, 1997, Dr. Draper had acquired 95% of his ownership target and the other four officers named in the Summary Compensation Table had exceeded their respective ownership requirements (see the table on pages 19 and 20 for actual ownership amounts).

          Components of Executive Compensation

           Base Salary. When reviewing salaries, the Committee considers pay practices used by other electric utilities and by industry in general. In addition, the Committee considers the respective positions held by the executive officers, their levels of responsibility, performance and experience, and the relationship of their salaries to the salaries of other AEP managers and employees.

          For compensation comparison purposes, the Human Resources Committee uses the electric utility companies in the S&P Electric Utility Index. In recognition of AEP's relatively large size and operational complexity, executive officer salary levels are targeted to the second highest quartile (between the 50th and 75th percentiles) of the range of compensation paid by the other electric utilities in this compensation peer group. Base salary levels in 1996 for the CEO and next four most highly compensated executive officers of AEP named in the Summary Compensation Table were within this second highest quartile. In establishing salary levels against that range, the Human Resources Committee considers the competitiveness of AEP's entire compensation package.

          Salaries are reviewed and adjusted annually to reflect individual and corporate performance and consistency with compensation changes within AEP and the compensation peer group of other electric utilities.

          The Committee meets without the presence of Dr. Draper, chairman, president and chief executive officer, to evaluate his performance and compensation and reports on that evaluation to the outside directors of the Board. These directors then act on the Committee's recommendation.

           Annual Incentive. A variable, performance-based portion of the executive officers' total compensation has been paid through the Management Incentive Compensation Plan ("MICP"), which is included in the "Bonus" column in the Summary Compensation Table. AEP established the Senior Officer Annual Incentive Compensation Plan ("SOIP"), effective January 1, 1997, which is similar in operation and philosophy to the MICP, to replace the MICP for senior officers. The division into two plans facilitates the review by the Committee of all compensation for the most senior officers.

          The MICP was established (effective January 1, 1990) to motivate and reward superior management performance in serving customer needs and creating shareholder value. Each participant is assigned an annual target award expressed as a percentage of annual salary. For 1996, the target award was 30% for the executive officers named in the compensation table. Actual awards can vary from 0-150% of the target award - based on performance.

          MICP awards are based entirely on preestablished AEP corporate performance criteria specified in the MICP. For 1996, these criteria included return on stockholder equity (weighted at 25%) and total investor return reflecting changes in stock price and payment of dividends (weighted at 25%), both measured relative to the performance of utilities in the S&P Electric Utility Index, and the extent to which the average price of power sold to retail customers (weighted at 50%) was lower as compared with other utilities in the states which AEP serves. Effective with the 1997 plan year, for both the MICP and SOIP, the relative price of power criterion is 25% and a new "safety performance" factor weighted at 25% has been added. For 1996, the target was achieved to the extent of 130%. This percentage is an estimate but should not change significantly.

          To more closely align the financial interests of the executive officers with AEP's shareholders, for 1996 and prior years, 20% of an MICP award has been deferred for three years and treated as if invested in Common Stock of AEP, although no stock is actually purchased. Dividend equivalents are credited during the three-year period. Effective with the 1996 plan year, MICP participants could elect to defer further the 20%, and to defer all or any part of the remaining 80% of an award, for payment up to five years past termination of employment, with the same treatment. SOIP participants have the same deferral options.

          The mandatory 20% deferral requirement will not apply to those MICP participants who are also participants in the Performance Share Incentive Plan described below, commencing with the 1997 plan year, because they are subject to the above-described stock ownership guidelines. There is no mandatory 20% deferral requirement in the SOIP since all SOIP participants are
          contemplated   to  be  participants   in  the  Performance  Share
          Incentive Plan.

           Long-Term Incentive. The Performance Share Incentive Plan (the "Plan"), approved by AEP shareholders in 1994 and made effective January 1, 1994, provides longer-term, performance-driven, equity incentive award opportunities directly related to shareholder value.

          The Plan annually establishes performance share unit targets which are earned based on AEP's subsequent three-year total shareholder returns measured relative to the S&P peer utilities. In 1996, the Committee established targets for Dr. Draper and the other executive officers named in the Summary Compensation Table equivalent to 40% and 35%, respectively, of their then base salaries. The target number of performance share units has been determined after an evaluation of long-term incentive opportunities provided by the S&P peer companies, again targeting the second highest quartile of competitive practice. However, the awards which will ultimately be paid to participants under the Plan for a performance period are not determinable in advance and, in fact, could be zero.

          The Plan ended a three-year performance period at year end 1996. AEP's total shareholder return for 1994-1996 ranked third relative to the S&P 24 peer utilities and, as a result, 200% of the performance share unit targets originally established (and dividend credits) were earned. The associated awards are listed in the Summary Compensation Table.

          Similar to that portion of the MICP and SOIP awards which are deferred, payments of earned awards under the Plan, commencing with the performance period ending in 1995, are also deferred in the form of restricted stock units (equivalent to shares of AEP Common Stock). Such Plan deferrals continue until termination of employment or, if so elected by the recipient, with payments commencing not later than five years thereafter. Once the officers meet and maintain their respective equivalent stock ownership targets discussed above, they may then elect either to continue to defer or to receive further earned Plan awards in cash and/or Common Stock. Dividend equivalents are credited as though reinvested in additional restricted stock units.

          Tax Policy

          The Committee has considered the impact of Section 162(m) of the Internal Revenue Code, which provides a limit on the deductibility of compensation for certain executive officers in excess of $1,000,000 per year. It is the Committee's policy, consistent with sound executive compensation principles and the needs of AEP, to qualify all compensation for deductibility where practicable.

          Award payments under the Performance Share Incentive Plan have been structured to be exempt from the deduction limit because they are made pursuant to a shareholder-approved performance-driven plan. Award payments under the MICP and SOIP currently are not eligible for the performance-based exemption under the Code. However, since Dr. Draper has deferred MICP awards and intends to continue to defer payment of SOIP awards to dates past his retirement from AEP, the Committee has not deemed it necessary at this time to qualify compensation paid pursuant to these plans for deductibility under Section 162(m).

          No named officer in the Summary Compensation Table had taxable compensation for 1996 in excess of the deduction limit. The Committee intends to continue to evaluate the impact of this Code provision.

                                   Human Resources Committee Members
                                        Morris Tanenbaum, Chairman
                                        Arthur G. Hansen
                                        Lester A. Hudson, Jr.
                                        Donald G. Smith


                 SHARE OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

               The following table sets forth the beneficial ownership of AEP Common Stock as of January 1, 1997 for all directors as of the date of this Information Statement, each of the persons named in the Summary Compensation Table and all directors and executive officers as a group. Unless otherwise noted, each person had sole voting and investment power over the number of shares of AEP Common Stock and stock-based units of AEP set forth across from his or her name. Fractions of shares have been rounded to the nearest whole share. No executive officer, director or nominee owns any shares of any series of the Cumulative Preferred Stock of the Company.

                                                        Stock
                    Name                 Shares         Units(a)   Total

           P. J. DeMaria . . . .   7,603(b)(c)(d)(e)    12,947     20,550

           E. L. Draper, Jr. . .   6,793(b)(d)          35,915     42,708

           H. W. Fayne . . . . .   3,985(b)(d)           5,846      9,831

           W. J. Lhota . . . . .  14,053(b)(c)(d)        5,383     19,436

           G. P. Maloney . . . .   5,512(b)(c)(d)       12,765     18,277

           J. J. Markowsky . . .   7,123(b)(e)          11,755     18,878

           J. H. Vipperman . . .   5,510(b)(d)           3,972      9,482

           All directors and
           executive officers as
           a group (7 persons) . 135,810(f)             88,583    224,393

          __________
          (a) This column includes amounts deferred in stock units and held under the Management Incentive Compensation Plan and Performance Share Incentive Plan.

          (b) Includes shares and share equivalents held in the following plans in the amounts listed below:


                               AEP Employee Stock      AEP Performance        AEP Employees
                                  Ownership Plan    Share Incentive Plan      Savings Plan
                                     (Shares)             (Shares)         (Share Equivalents)
     Mr. DeMaria . . . .                90                   881                 2,945

    Dr. Draper   . . . .                --                 2,050                 2,383

    Mr. Fayne  . . . . .                68                   372                 3,463

    Mr. Lhota  . . . . .                64                   812                11,809

    Mr. Maloney  . . . .                92                   867                 3,053

    Dr. Markowsky  . . .                71                   775                 6,154

    Mr. Vipperman  . . .                86                   527                 4,766

    All Directors and
    Executive Officers                 471                 6,284                34,573

          With respect to the shares and share equivalents held in these plans, such persons have sole voting power, but the investment/disposition power is subject to the terms of such plans.
          (c) Does not include, for Messrs. DeMaria, Lhota and Maloney, 85,231 shares in the American Electric Power System Educational Trust Fund over which Messrs. DeMaria, Lhota and Maloney share voting and investment power as trustees (they disclaim beneficial ownership). The amount of shares shown for all directors and executive officers as a group includes these shares.

          (d) Includes the following numbers of shares held in joint tenancy with a family member: Mr. DeMaria, 1,232; Dr. Draper, 2,083; Mr. Fayne, 82; Mr. Lhota, 1,368; Mr. Maloney, 1,500 and Mr. Vipperman, 131.

          (e) Includes the following numbers of shares held by family members over which beneficial ownership is disclaimed:
               Mr. DeMaria, 2,392 and Dr. Markowsky, 18.

          (f) Represents less than 1% of the total number of shares outstanding.

                          MEETINGS OF THE BOARD OF DIRECTORS

               Regular meetings of the Board of Directors were held once each month during the year. In addition, the Board of Directors holds special meetings from time to time as required. During 1996, the Board held twelve regular meetings and one special meeting.

               Directors of the Company receive a fee of $100 for each meeting of the Board of Directors attended in addition to their salaries.

               The Board of Directors of the Company has no committees.

                                 INDEPENDENT AUDITORS

               The public accounting firm of Deloitte & Touche LLP has been selected as the independent auditors of the Company for the year 1997.

               A representative of Deloitte & Touche LLP will not be present at the meeting unless prior to the day of the meeting the Secretary of the Company has received written notice from a stockholder addressed to the Secretary at 1 Riverside Plaza, Columbus, Ohio 43215, that such stockholder will attend the meeting and wishes to ask questions of a representative of the firm.


                                                   JOHN F. DI LORENZO, JR.,
                                                                  Secretary


          March 27, 1997